NASDAQ: INM 1445 - 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email : info@inmedpharma.com www.inmedpharma.com

InMed Reports Second Quarter Fiscal 2026 Financial Results and
Provides Business Update

Vancouver, British Columbia - February 11, 2026 - InMed Pharmaceuticals Inc. (NASDAQ: INM) ("InMed" or the "Company"), a pharmaceutical drug development company focused on developing a pipeline of proprietary small-molecule drug candidates for diseases with high unmet medical needs, today reports financial results for its second quarter of fiscal year 2026, which ended December 31, 2025.

The Company's full financial statements and related MD&A for the second quarter ended December 31, 2025 are available at www.inmedpharma.com, www.sedar.com and at www.sec.gov.

Eric A. Adams, InMed Chief Executive Officer, commented, "We are pleased with the steady progress across our pharmaceutical pipeline as we look ahead to pursuing pre-IND meetings with the FDA in 2026. In our INM-901 program, compelling data from the preclinical studies demonstrated a significant reduction in key neuroinflammatory markers, reinforcing neuroinflammation as the central focus of our drug development activities."

Business Update - Pharmaceutical Development Programs

INM-901: Targeting the Modulation of Neuroinflammation in Alzheimer's disease

InMed's proprietary, disease-modifying, small molecule drug candidate INM-901 is a preferential signaling agonist of the CB1/CB2 receptors and continues to advance as a potential treatment for Alzheimer's disease with a primary focus on modulating neuroinflammation. During the quarter, InMed announced the successful completion of pharmacokinetic studies in clinically relevant in vivo models for INM-901. This marked the first preclinical study in which the oral formulation of INM-901 was administered in large animals.

The results provide additional data in guiding decisions in the design of a human Phase 1 clinical trial program. Over a seven-day dosing period, the studies demonstrated robust bioavailability, achieving what is anticipated to be therapeutic levels of systemic exposure for INM-901. In addition, neurological assessments evaluating general attitude, behavior, and motor function revealed no adverse neural or behavioral effects, reinforcing the compound's favorable profile and supporting its continued advancement toward first-in-human clinical trials.

Next development steps:

• Advancing CMC activities for scale-up and supply

• Dose ranging studies in two species

• Preparing for a pre-IND meeting with the FDA

• GLP-enabling studies to support an IND submission

INM-089: Neuroprotection in the treatment of dry age-related macular degeneration ("AMD")

INM-089 is a proprietary, disease-modifying small-molecule drug candidate under investigation for the treatment of dry AMD. INM-089 is an intravitreal ("IVT") injectable formulation, which has been successfully delivered to the targeted area of the eye in preclinical studies at doses up to 10 times the calculated safety margin relative to the intended therapeutic dose. The Company continues to advance preclinical studies demonstrating significant functional and pathological improvements in a dry AMD disease study model.

Next development steps:

• Preparing for a pre-IND meeting with the FDA

• GLP-enabling studies to support an IND submission

Financial Commentary:

BayMedica's commercial business generated revenues of $0.8 million for the three months ending December 31, 2025, compared to $1.1 million for the same period last year, reflecting a 26% decrease. This decrease is primarily attributed to drop in demand due to the currently pending changes in US legislation (Continuing Resolution and Appropriations Package (H.R. 5371, Section 781)) referenced below.

The Company's research and development expenses were $0.6 million for the three months ending December 31, 2025, compared with $0.9 million for the three months ending December 31, 2024. The decrease in research and development expenses was primarily due to reduced spending on external contractors and research supplies, offset in part by an increase in compensation. We expect research and development expenses to increase substantially through the remainder of fiscal year 2026 as the Company advances preclinical work and IND-enabling studies for INM-901.

The Company incurred general and administrative expenses of $1.6 million for the three months ended December 31, 2025, compared with $1.7 million for the three months ending December 31, 2024.

As of December 31, 2025, the Company's cash, cash equivalents and short-term investments were $7.0 million, which compares to $11.1 million on June 30, 2025. The Company continues to closely monitor expenses while advancing its pharmaceutical pipeline candidates. Based on current forecasts, the Company expects its cash will be sufficient to fund its planned operating expenses and capital expenditure into the fourth quarter of calendar year 2026, depending on the level and timing of BayMedica commercial revenues.

As previously reported, U.S. congressional legislation H.R. 5371, the "Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extensions Act, 2026" (the "Act") was signed into law. The Act, in its current form and without further amendment, will have a material negative impact on BayMedica, a subsidiary of the Company. Specifically, certain aspects of BayMedica's commercial business and its inventory of rare, non-intoxicating cannabinoids would be prohibited under the Act if it comes into force on November 12, 2026.  It is unknown to the Company whether the sections of the Act that would impact BayMedica will ultimately go into effect on November 12, 2026, or at all, or if those sections will be replaced, impacted or amended by subsequent acts of U.S. policymakers.

BayMedica is evaluating alternative options, but has not set a timetable for the conclusion of its evaluation, nor has it made any definitive decisions related to any potential alternative options at this time. In the meantime, BayMedica is continuing to sell its inventory of rare, non-intoxicating cannabinoids. Without timely, meaningful changes to the Act, we would need to write-off any inventory that BayMedica is unable to sell prior to the Act becoming effective and take other actions, which could include divesting BayMedica's commercial business, if possible, pivoting to other manufacturing techniques, if commercially viable, or discontinuing BayMedica's commercial business, all of which would have a material adverse effect on our business, results of operations and financial condition.

Table 1. Consolidated Balance Sheet

Expressed in U.S. Dollars

	December 31,	June 30,
	2025	2025
	Unaudited	$
	$
ASSETS
Current
Cash and cash equivalents	6,954,834	11,075,871
Short-term investments	42,675	43,384
Accounts receivable, net	182,967	465,104
Inventories, net	947,898	961,173
Prepaids and other current assets	660,280	321,747
Total current assets	8,788,654	12,867,279

Non-Current
Property, equipment and ROU assets, net	764,254	992,199
Intangible assets, net	1,538,576	1,620,562
Other assets	100,000	100,000
Total Assets	11,191,484	15,580,040

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	1,071,871	1,404,283
Current portion of lease obligations	408,122	435,507
Total current liabilities	1,479,993	1,839,790

Non-current
Lease obligations, net of current portion	123,827	305,755
Total Liabilities	1,603,820	2,145,545
Commitments and Contingencies (Note 10)

Shareholders' Equity
Common shares, no par value, unlimited authorized shares: 2,804,186 and 2,002,186 as of December 31, 2025 and June 30, 2025, respectively, issued and outstanding	92,046,396	91,221,174
Additional paid-in capital	38,405,713	39,322,644
Accumulated deficit	(120,993,014)	(117,237,892)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders' Equity	9,587,664	13,434,495
Total Liabilities and Shareholders' Equity	11,191,484	15,580,040

Table 2. Consolidated Statements of Operations

Expressed in U.S. Dollars

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
	$	$	$	$
Sales	820,188	1,111,707	1,940,309	2,376,345
Cost of sales	635,994	650,813	1,352,956	1,422,038
Gross profit	184,194	460,894	587,353	954,307

Operating Expenses
Research and development	630,636	895,176	1,212,248	1,595,321
General and administrative	1,621,095	1,718,774	3,153,110	3,211,735
Amortization and depreciation	53,201	53,202	106,403	107,781
Foreign exchange loss (gain)	(18,136)	47,753	38,858	28,443
Total operating expenses	2,286,796	2,714,905	4,510,619	4,943,280

Other Income (Expense)
Interest and other income	74,379	30,536	168,144	87,630
Finance expense	-	(351,549)	-	(351,549)

Loss before income taxes	(2,028,223)	(2,575,024)	(3,755,122)	(4,252,892)

Tax expense	-	-	-	-
Net loss for the period	(2,028,223)	(2,575,024)	(3,755,122)	(4,252,892)

Net loss per share for the period
Basic and diluted	(0.51)	(3.64)	(0.95)	(6.43)

Basic and diluted	3,954,549	706,546	3,954,549	661,052

Table 3. Consolidated Statements of Cash Flows

Expressed in U.S. Dollars

	For the Six Months Ended December 31,
	2025	2024
	$	$
Cash provided by (used in):

Operating Activities
Net loss	(3,755,122)	(4,252,892)
Items not requiring cash:
Amortization and depreciation	106,403	107,782
Share-based compensation	45,469	52,123
Amortization of right-of-use assets	208,296	166,277
Inventory write-down	70,000	-
Interest income received on short-term investments	(774)	(874)
Unrealized foreign exchange loss	3,250	20,338
Changes in operating assets and liabilities:
Inventories	(56,725)	140,968
Prepaids and other currents assets	(337,050)	(166,237)
Accounts receivable	282,137)	90,269
Accounts payable and accrued liabilities	(332,414)	(282,778)
Lease obligations	(217,329)	(203,924)
Total cash used in operating activities	(3,983,859)	(4,328,948)

Investing Activities
Sale of short-term investments	25,156	24,002
Purchase of short-term investments	(25,156)	(24,002)
Total cash used in investing activities	-	-

Financing Activities
Proceeds from the private placement	-	1,426,216
Share issuance costs	(137,178)	(249,456)
Total cash (used in) provided by financing activities	(137,178)	1,176,760
Decrease in cash and cash equivalents during the period	(4,121,037)	(3,152,188)
Cash and cash equivalents beginning of the period	11,075,871	6,571,610
Cash and cash equivalents end of the period	6,954,834	3,419,422

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:	-	-
Income taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Recognition of Right-of-use asset and corresponding operating lease	$-	$187,223

About InMed:

InMed Pharmaceuticals is a pharmaceutical drug development company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed's pipeline consists of three separate programs in the treatment of Alzheimer's, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E:  ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws.  Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "potential", "possible", "would" and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: the Act, the impact of the Act on BayMedica, any potential modifications to the Act and/or the timing thereof and the alternative options available to BayMedica and the Company; the potential efficacy of INM-901, INM-901's ability to treat Alzheimer's, marketability and uses for INM-901; statements regarding InMed's belief that modulating neuroinflammation is the primary focus of INM-901, while also targeting several additional biological pathways associated with disease progression; statements about pharmacokinetic studies in large animal models for INM-901; the advancement of chemistry, manufacturing, and controls (CMC) activities, the planning of GLP-enabling studies, and the preparation of an IND submission the further development; potential efficacy, and marketability of INM-089 for dry age-related macular degeneration; Preparing for a pre-IND meeting with the FDA in the second half of calendar 2026 for INM-089; GLP-enabling studies to support an IND submission; expectations regarding the sufficiency of the Company's strengthened balance sheet to fund operations, advance pharmaceutical development programs, and achieve milestones into the fourth quarter of calendar year 2026; and, other business initiatives, strategies, and prospects of the Company.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed's stand-alone business is disclosed in InMed's Annual Report on Form 10-K, in Item 1A. of the Quarterly Report for the period ended December 31, 2025 and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.